UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2013

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 County Road, Hanson, MA  02341
(Address of principal executive offices / Zip Code)

(678) 336-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM   5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2013, Health Discovery Corporation (the “Company”) amended the Employment Agreement with John Norris, the Company's Chief Executive Officer, dated as of December 18, 2013 (the "Employment Agreement"). The amendment extends the initial term of the Employment Agreement until December 9, 2013 (the "Initial Term").

The amendment, requested by Mr. Norris, allows additional time for the Company’s Board of Directors to review the Employment Agreement.  In addition, the amendment provides for an evaluation of the terms of the Employment Agreement by an expert compensation consultant, selected by the Company and who is acceptable to Mr. Norris, for fairness to the Company and to Mr. Norris prior to the end of the Initial Term. The Company shall have the right to terminate the Employment Agreement as of the end of the Initial Term. If not so terminated or modified by mutual agreement, the Employment Agreement will be automatically extended for an additional three-year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: June 18, 2013	By: /s/ John A. Norris, J.D., M.B.A.
Chief Executive Officer